As filed with the Securities and Exchange Commission on February 16, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	57-1150621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14 Sylvan Way, Suite A
Parsippany, NJ 07054

(Address of principal executive offices)

Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan

 (Full title of the plan)

Alexandra M. Luster
Senior Vice President, General Counsel and Corporate Secretary
Lincoln Educational Services Corporation
14 Sylvan Way, Suite A
Parsippany, NJ 07054
 (973) 736-9340
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Michele F. Valliant, Esq.
McCarter & English, LLP
100 Mulberry Street, Four Gateway Center
Newark, NJ 07102
(973) 639-2011

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES AND INCORPORATION OF
PREVIOUS REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) is filed by Lincoln Educational Services Corporation, a New Jersey corporation (the “Registrant” or the “Company”), to register an additional 2,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), reserved for issuance under the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (the “2020 Plan”), adopted by the Company’s Board of Directors, subject to shareholder approval, on March 26, 2020, and approved by the Company’s shareholders on June 16, 2020.  On June 26, 2020, the Company filed a registration statement on Form S-8 (Registration No. 333-239452) (the “2020 Registration Statement”) to register 2,000,000 shares of Common Stock reserved for issuance under the 2020 Plan as originally approved by the Company’s shareholders on June 16, 2020.

On May 5, 2023, the Company’s shareholders approved an amendment to the 2020 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 to 4,000,000. This Registration Statement is being filed to register the additional 2,000,000 shares of Common Stock reserved for issuance under the 2020 Plan.

Pursuant to General Instruction E to Form S-8 under the Securities Act, the contents of the 2020 Registration Statement, including the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3  Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 7, 2023;

(2)
the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 8, 2023, for the quarterly period ended June 30, 2023, filed with the Commission on August 7, 2023 and for the quarterly period ended September 30, 2023 filed with the Commission on November 6, 2023;

(3)	the Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on May 2, 2023, May 8, 2023 and June 13, 2023;

(4)
the Registrant’s definitive Proxy Statement on Schedule 14A, filed on April 5, 2023, to the extent specifically incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

(5)	the description of the Common Stock of the Registrant set forth in the Registrant’s registration statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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EXHIBIT INDEX

Exhibit No.	Description

4.3*	Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (as amended)

5.2*	Opinion of Alexandra M. Luster, General Counsel to Registrant

23.3	Consent of General Counsel to Registrant (included in Exhibit 5.2)

23.4*	Consent of Deloitte & Touche LLP

107	Filing Fee Table

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on February 16, 2024.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/	Brian K. Meyers
Name:		Brian K. Meyers
Title:		Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Scott M. Shaw	Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2024
Scott M. Shaw

/s/ Brian K. Meyers	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	February 16, 2024
Brian K. Meyers

*	Director
John A. Bartholdson

*	Director
James J. Burke, Jr.

*	Director
Kevin M. Carney

*	Director
J. Barry Morrow

*By:	/s/ Scott M. Shaw	February 16, 2024
Scott M. Shaw, Attorney-in-Fact

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